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                                                                   Exhibit 10.22


                              CONSULTING AGREEMENT
                                      with
                                   John Dalton


         This Agreement is made as of the 4th day of May, 1999, between TransTechnology Corporation, a Delaware corporation (the "Corporation") and John Dalton ("Consultant") pursuant to which the Corporation agrees to engage Consultant's services upon the terms and conditions set out below.

NOW, THEREFORE, the parties agree as follows:

         1. Engagement. The Corporation hereby engages Consultant, and Consultant hereby accepts this engagement, to act as an advisor to the Corporation commencing on the date hereof and continuing until the termination of this Agreement in accordance with Paragraph 4 hereof. Consultant acknowledges that the Corporation has relied upon Consultant's representations with respect to his training, skills and experience, and his legal ability to perform this Agreement, as the basis for entering into this Agreement.

         2. Duties. Consultant agrees that from and after the date hereof, from time to time as requested by the Corporation, he shall furnish advice and recommendations with respect to matters and or areas within the scope of his experience and expertise and as specifically communicated from time to time by the Corporation to Consultant. Subject to the provisions of Paragraph 3 hereof, when furnishing such services Consultant shall confer with officers and employees of the Corporation as may be designated from time to time by the Corporation with respect to particular problems presented; shall give reasonable study to the same; and shall furnish his recommendations with respect thereto. The Corporation shall provide Consultant with such assistance as shall be reasonably necessary for the performance of the Consultant's functions assigned by the Corporation to Consultant from time to time.

         3. Performance. In the performance of his responsibilities, Consultant:

                  (a) Shall devote such time as shall be necessary to carry out diligently and in good faith his duties under this Agreement but not have any fixed working hours or be required to maintain an office at the Corporation or at any other specific location;

                  (b) Shall not be required to work full-time for the Corporation during the period of this Agreement or to work nights or holidays;

                  (c ) Shall determine the manner in which the services contemplated by this Agreement shall be carried out.

         4. Term. This Agreement shall commence May 1, 1999 and shall expire April 30, 2000, provided that this Agreement may be extended upon the mutual written agreement of the parties. This Agreement may be terminated by the Corporation at any time upon thirty (30) days' notice in the event of the failure of the Consultant substantially to perform the responsibilities contemplated by Paragraph 3 of this Agreement. This Agreement shall immediately terminate upon the death or disability of Consultant.


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         5. Compensation; Reimbursement; No Fringe Benefits.

                  (a) In consideration for the consulting services rendered by the Consultant pursuant to this Agreement, Consultant shall be paid during the term of this Agreement the sum of $50,000 payable in twelve equal monthly installments due on the 1st of each month.

                  (b) Consultant shall receive reimbursement for reasonable and substantiated travel and out-of-pocket expenses related to consultation rendered hereunder provided that in all cases such expenses shall have received prior written approval from an officer of the Corporation and are incurred in accordance with the "Employee Business and Travel Expense" policy of the Corporation as in effect from time to time.

                  (c ) Consultant shall not be entitled to receive any fringe benefits provided by the Corporation, including without limitation hospitalization/medical coverage and shall not qualify as an employee of the Corporation for purposes of workmen's compensation.


         6. Confidentiality. During the term of this Agreement and thereafter, Consultant shall keep confidential and refrain from using for the benefit of Consultant or of any party other than the Corporation, or disclosing to others, any and all proprietary and/or confidential information owned, held or used by the Corporation, including without limitation, know-how regarding the design and production of any of the products of the Corporation, the customer base and details of relations between the Corporation and its customers, strategic planning of the Corporation and its marketing strategies in use or under consideration.

         7. No Conflict. Consultant represents and warrants that (a) Consultant is free to render the services contemplated by this Agreement to the Corporation, (b) such services do not and will not conflict with any agreement to which the Consultant is a party or any other obligation by which Consultant is bound, (c) all services hereunder shall be rendered in a manner which complies with applicable laws and regulations, and (d) at no time will Consultant use for the benefit of the Corporation or disclose to the Corporation any information which he has received from a third party and as to which he is bound by a continuing obligation of confidentiality.

         8. Independent Contractor. It is the intention of the parties that Consultant shall have the status of an independent contractor. As such Consultant shall be responsible for (a) the proper and timely payment of all taxes due on compensation paid pursuant to this Agreement and (b) expenses incurred in his business and not reimbursable pursuant to Paragraph 5 above. Consultant shall have no authority to enter into any agreement on behalf of the Corporation or otherwise to bind the Corporation in any way.

         9. Assignment of Rights. Consultant hereby transfers and conveys to the Corporation all right, title and interest in any documented concept, product and/or process, patentable, copyrightable or otherwise proprietary in nature, conceived or otherwise developed by Consultant in the performance of this Agreement. Consultant shall cooperate with the Corporation, including by executing all such documents requested by the Corporation, to enable the Corporation to patent, copyright or otherwise perfect the Corporation's right, title and interest in any such concept, product and/or process, the costs for same to be borne by the Corporation. Consultant acknowledges that all materials developed by Consultant in the performance of his services under this Agreement, regardless of the medium in which set out or stored, and including without


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limitation documents, calculations, drawings, notes, models and samples, shall be the property of the Corporation, whether or not delivered to the Corporation, and shall, together with any materials furnished to Consultant by the Corporation, be delivered to the Corporation upon request, and, in any event, upon termination of this Agreement.

         10. Miscellaneous.

                  10.1 All notices required to be given hereunder shall be in writing and shall be deemed given when mailed, postage prepaid, registered or certified mail, return receipt requested, addressed to Corporation at its principal office and addressed to Consultant at the address set out in Schedule A or such other address as Consultant may designate by notice given pursuant to this Paragraph 10.1.

                  10.2 The construction and performance of this Agreement shall be governed by the laws of the State of New Jersey. Consultant acknowledges that the Corporation shall be entitled to injunctive relief in the event of the breach or threatened breach of any provision of Paragraph 6, Confidentiality, and/or Paragraph 9, Assignment of Rights.

                  10.3 This Agreement shall be binding upon and shall inure to the benefit of the Corporation and Consultant. Consultant shall not assign all or any portion of this Agreement, or delegate to a third party any obligation relating to the performance of the services contemplated by this Agreement, except upon the specific written consent of an officer of the Corporation.

                  10.4 This Agreement may not be changed orally, but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification, extension or discharge Is sought.

                  10.5 Consultant shall submit a report within five working days of the end of each quarter detailing consulting activities conducted on behalf of the Corporation including without limitation meeting reports and correspondence.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.


                                     TRANSTECHNOLOGY CORPORATION


                                     By   /s/ Michael J. Berthelot
                                        ----------------------------------------
                                          Michael J. Berthelot
                                          Chairman of the Board, President
                                          and Chief Executive Officer



                                          /s/ John Dalton
                                        ----------------------------------------
                                              John Dalton


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